Exhibit 99.1

FOR IMMEDIATE RELEASE

TEAMSTAFF, INC. REPORTS THIRD QUARTER RESULTS

•      Major contracts awarded in quarter, including award of up to $140 million from Department of Veterans Affairs

•      Quarterly revenues for Q3 are at highest level since refocusing as a pure play government contractor and increase 5% over comparable quarter of prior year

•      Gross profit continues positive trend with four consecutive quarters increase

•      Company maintains tight expense control, facilities consolidation progressed in quarter

•      Net loss diminished in Q3, smallest since Q1 of FY2009

•      Management to conduct webcast conference call today, August 16, 2011 at 11:00 am ET

Atlanta, Georgia — August 16, 2011 — TeamStaff, Inc. (Nasdaq: TSTF), a leading logistics and healthcare services provider to the Federal Government, including the Departments of Defense and Veterans Affairs, announced today the financial results for its third quarter ended June 30, 2011.

Table 1 - Financial Highlights

	For the three months ending		For the nine months ending
	June 30,	June 30,	June 30,	June 30,
($ in thousands, except per share amounts)	2011	2010	2011	2010
Operating revenues	$10,579	$10,079	$31,598	$30,667
Gross Profit	$1,513	$1,339	$4,339	$3,670
Gross Profit Percentage	14.3%	13.3%	13.7%	12.0%
Loss from operations	(275)	(478)	(631)	(1,999)
Loss from continuing operations	(410)	(576)	(930)	(2,210)
Gain/(Loss) from discontinued operations	270	—	270	(1,159)
Net Income/(Loss)	$(140)	$(576)	$(660)	$(3,369)
EPS (Loss) from continuing operations - basic and diluted	$(0.07)	$(0.11)	$(0.17)	$(0.44)
EPS (Loss) from discontinued operations - basic and diluted	$0.05	$—	$0.05	$(0.23)
Net (Loss) earnings per share - basic and diluted	$(0.02)	$(0.11)	$(0.12)	$(0.67)

Commenting on the Company’s results, TeamStaff’s President and Chief Executive Officer Zachary Parker stated, “I believe the third quarter financial results and operational activities announced during the quarter show we continue to turn the corner in our transformation and have solidified our path to obtaining growth. Specifically, our contract awards both with the Department of Veterans Affairs Consolidated Mail Outpatient Pharmacy (CMOP) contract and the Navy’s SeaPort-e Prime Contract are great testaments to the value we have built in the last 18 months. While we await the commencement of these new contracts, specifically with the new CMOPs contract expected to begin by October 1, 2011, we continue to make significant progress in achieving continued revenue growth while at the same time maintaining tight cost controls.”

Mr. Parker continued, “As we move towards improving our revenue growth, we continue to maintain our cost control focus. Recently, we successfully consolidated some of our facilities and are surrendering our New Jersey lease at no charge for a new lease in Atlanta, Georgia at a lower initial cost per square foot. This relocation will enable the Company’s staff to be more centrally located and fully focus on the government services market.”

Mr. Parker concluded, “While I am pleased with our accomplishments this past quarter, we have more tasks at hand in order to complete the Company’s turnaround. In the near term, shareholders can expect us to continue to focus on keeping tight expense controls. That being noted, we believe we have built an excellent platform for future growth opportunities and are prepared to execute on our recent contract wins and use them as strong references to seek out additional business in the years to come.”

Three Month Results

Revenues from TeamStaff’s operations for the three months ended June 30, 2011 and 2010 were $10.6 million and $10.1 million, respectively, which represent an increase of $0.5 million or 5% over the prior fiscal year period. The increase in revenues are due in part to the approximately $1.5 million (annualized) in new business awarded during the second quarter in addition to expansion of work on existing contracts.

Gross profit for the three months ended June 30, 2011 and 2010 was $1.5 million and $1.3 million, respectively which represents an increase of $0.2 million or 15% over the prior fiscal year period. Gross profit, as a percentage of revenue, was 14.3% and 13.3%, for the three months ended June 30, 2011 and 2010, respectively.  Gross profit has continued to grow with a fourth consecutive quarter of increase.

Selling, general and administrative (“SG&A”) expenses for the three months ended June 30, 2011 and 2010 were $1.8 million, representing no change from the prior year.

Loss from operations for the three months ended June 30, 2011 was $0.3 million as compared to loss from operations for the three months ended June 30, 2010 of $0.5 million. This represents an improvement of $0.2 million in results from operations from the prior fiscal period, which was partially derived from higher revenues and an improved gross margin. Gain from discontinued operations for the three months ended June 30, 2011 was $0.3 million as compared to no activity in the prior year comparable period.  The gain arose in connection with the Company’s former PEO operations. Net loss for the three months ended June 30, 2011 was $0.1 million, or $0.02 per basic and diluted share, as compared to net loss of $0.6 million, or $0.11 per basic and diluted share, for the three months ended June 30, 2010.

Nine Month Results

Revenues from TeamStaff’s operations for the nine months ended June 30, 2011 and 2010 were $31.6 million and $30.7 million respectively, which represents an increase of $0.9 million or 3% over the prior fiscal period. These increases in revenues are due in part to the approximately $1.5 million (annualized) in new business awarded during the second quarter in addition to expansion of work on existing contracts.

Gross profit for the nine months ended June 30, 2011 and 2010 were $4.3 million and $3.7 million, respectively which represents an increase of $0.6 million or 16% over the prior fiscal year period. Gross profit, as a percentage of revenue, was 13.7% and 12%, for the nine months ended June 30, 2011 and 2010, respectively.

SG&A expenses for the nine months ended June 30, 2011 and 2010 were $4.9 million and $5.3 million, respectively, which represent a decrease of $0.4 million, or 7.5%. The decrease reflects management’s cost reduction initiatives, which have included: elimination of duplicate or non-essential positions; indirect travel restrictions; salary freezes; a temporary furlough program for corporate workforce; negotiating significant cost reductions with vendors, and other measures.

Loss from continuing operations for the nine months ended June 30, 2011 was $0.9 million as compared to loss from continuing operations for the nine months ended June 30, 2010 of $2.2 million. This represents an improvement of $1.3 million in results from the prior fiscal period. The improvements are attributed in part to an increase in gross profits, reduction in SG&A expenses and non-recurrence of officer severance in the nine months ended June 30, 2011 that was incurred in the nine months ended June 30, 2010. Gain from discontinued operations for the nine months ended June 30, 2011 was $0.3 million as compared to a loss of $1.2 million in the prior year comparable period.  The gain arose in connection with the Company’s former PEO operations while the prior year loss was incurred in connection with the disposal of the business of TeamStaff Rx. Net loss for the nine months ended June 30, 2011 was $0.7 million, or $0.12 per basic and diluted share, as compared to net loss of $3.4 million, or $0.67 per basic and diluted share, for the nine months ended June 30, 2010.

Conference Call and Webcast Details

TeamStaff’s management team will host a conference call for the investment community on Tuesday, August 16, 2011 at 11:00 AM ET. Interested parties may participate in the call by dialing (800) 638-5495; international callers dial (617) 614-3946 (passcode: 93360594) about 5 - 10 minutes prior to 11:00 AM EDT.  The conference call will also be available on replay starting at 2:00 PM ET on August 16, 2011 and ending on August 23, 2011. For the replay, please dial (888) 286-8010 (passcode: 61491531). The access number for the replay for international callers is (617) 801-6888 (passcode: 61491531).  There will be a conference call webcast at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=115788&eventID=4169862.

About TeamStaff, Inc.

TeamStaff serves clients throughout the United States as a full-service provider of logistics and healthcare services support. TeamStaff specializes in providing high quality healthcare, logistics, and technical services to the US Departments of Defense and Veterans Affairs. For more information, visit the TeamStaff corporate web site at www.teamstaff.com or the TeamStaff Government Solutions web site at www.teamstaffgs.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and statements in this press release regarding TeamStaff, Inc.’s business which are not historical facts, are “forward-looking statements” that involve risks and uncertainties which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things our ability to secure contract awards, including the ability to secure renewals of contracts under which we currently provide services; our ability to enter into contracts with United States Government facilities and agencies on terms attractive to us and to secure orders related to those contracts; changes in the timing of orders for and our placement of professionals and administrative staff; the overall level of demand for the services we provide; the variation in pricing of the contracts under which we place professionals; our ability to manage growth effectively; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; changes in government and customer priorities and requirements (including changes to respond to the priorities of Congress and the Administration, budgetary constraints, and cost-cutting initiatives); economic, business and political conditions domestically; the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; the loss of key officers, and management personnel; the competitive environment for our services; the effect of recognition by us of an impairment to goodwill and intangible assets; other tax and regulatory issues and developments; the effect of adjustments by us to accruals for self-insured retentions; our ability to obtain any needed financing; our ability to attract and retain sales and operational personnel; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s periodic reports filed with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the Company will be achieved. The forward-looking statements contained in this report are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating any forward-looking statements.

- Financial Tables Follow -

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer

John E. Kahn, Chief Financial Officer

TeamStaff, Inc.

1776 Peachtree Street, NW

Atlanta, GA  30309

866-952-1647

Donald C. Weinberger/Diana Bittner (investor relations)

Wolfe Axelrod Weinberger Associates, LLC

212-370-4500

don@wolfeaxelrod.com

diana@wolfeaxelrod.com

Christy N. Buechler, Marketing & Communications Manager (media)

TeamStaff, Inc.

1776 Peachtree Street, NW

Atlanta, GA 30309

404-925-6791

christy.buechler@teamstaff.com

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TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	(Unaudited)
	For the Three Months Ended
	June 30,	June 30,
	2011	2010

REVENUES	$10,579	$10,079

DIRECT EXPENSES	9,066	8,740

GROSS PROFIT	1,513	1,339

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,760	1,783

DEPRECIATION AND AMORTIZATION	28	34

Loss from operations	(275)	(478)

OTHER INCOME (EXPENSE)
Interest income	—	7
Interest expense	(111)	(47)
Other expense	(7)	—
Other income, net	2	10
Legal expense related to pre-acquisition activity of acquired company	(19)	(35)
	(135)	(65)

Loss from continuing operations before income taxes	(410)	(543)

INCOME TAX EXPENSE	—	(33)

Loss from continuing operations	(410)	(576)

GAIN FROM DISCONTINUED OPERATION
Other income	270	—

Gain from discontinued operation	270	—

NET LOSS	$(140)	$(576)

LOSS PER SHARE - BASIC AND DILUTED
Loss from continuing operations	$(0.07)	$(0.11)
Gain from discontinued operation	0.05	—
Net loss per share	$(0.02)	$(0.11)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	5,663	5,080

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	(Unaudited)
	For the Nine Months Ended
	June 30,	June 30,
	2011	2010

REVENUES	$31,598	$30,667

DIRECT EXPENSES	27,259	26,997
GROSS PROFIT	4,339	3,670
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,883	5,272

OFFICER SEVERANCE	—	310

DEPRECIATION AND AMORTIZATION	87	87
Loss from operations	(631)	(1,999)

OTHER INCOME (EXPENSE)
Interest income	7	12
Interest expense	(218)	(100)
Other expense	(14)	—
Other income, net	4	12
Legal expense related to pre-acquisition activity of acquired company	(78)	(92)
	(299)	(168)

Loss from continuing operations before income taxes	(930)	(2,167)

INCOME TAX EXPENSE	—	(43)

Loss from continuing operations	(930)	(2,210)

GAIN (LOSS) FROM DISCONTINUED OPERATION
Other income	270
Loss from disposal	—	(349)
Loss from operations	—	(810)

Gain (loss) from discontinued operation	270	(1,159)

NET LOSS	$(660)	$(3,369)

LOSS PER SHARE - BASIC AND DILUTED
Loss from continuing operations	$(0.17)	$(0.44)
Gain (loss) from discontinued operation	0.05	(0.23)
Net loss per share	$(0.12)	$(0.67)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	5,308	5,009

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

	(unaudited)
	June 30,	September 30,
	2011	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$711	$1,187
Accounts receivable, net of allowance for doubtful accounts of $0 as of June 30, 2011 and September 30, 2010	12,500	11,324
Prepaid workers’ compensation	451	512
Assets from discontinued operation	270	—
Other current assets	215	344
Total current assets	14,147	13,367

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	177	2,259
Computer equipment	102	215
Computer software	632	960
Leasehold improvements	15	12
	926	3,446

Less accumulated depreciation and amortization	(671)	(3,112)
Equipment and improvements, net	255	334

TRADENAMES	2,583	2,583

GOODWILL	8,595	8,595

OTHER ASSETS
Debt agreement costs	73	—
Other assets	448	360
Total other assets	521	360

TOTAL ASSETS	$26,101	$25,239

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	(unaudited)
	June 30,	September 30,
	2011	2010
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Loan payable	$2,169	$362
Notes payable	200	1,500
Current portion of capital lease obligations	10	18
Accrued payroll	10,348	10,910
Accounts payable	1,841	1,887
Accrued expenses and other current liabilities	1,749	1,872
Liabilities from discontinued operation	232	289
Total current liabilities	16,549	16,838

LONG TERM LIABILITIES
Capital lease obligations, net of current portion	2	8
Long term note payable	1,500	—
Other long term liability	1	5
Total long term liabilities	1,503	13

Total Liabilities	18,052	16,851

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued 5,693 at June 30, 2011 and 5,105 at September 30, 2010, outstanding 5,691 at June 30, 2011 and 5,103 at September 30, 2010	6	5
Additional paid-in capital	69,823	69,503
Accumulated deficit	(61,756)	(61,096)
Treasury stock, 2 shares at cost at June 30, 2011 and September 30, 2010	(24)	(24)
Total shareholders’ equity	8,049	8,388

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$26,101	$25,239